UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2026
Silvaco Group, Inc.
(Exact name of Registrant as Specified in Its Charter)
    Delaware    001-42043    27-1503712
    (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
    of Incorporation)        Identification No.)

Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 13, 2026, Silvaco Group, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time, at its option through the Sales Agent, shares of the Company’s common stock, $0.0001 par value per share, having an aggregate offering price of up to $15.0 million (the "Shares"). The issuance and sale, if any, of shares of the Company’s common stock under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-291212), which became effective on November 21, 2025, and the related prospectus supplement dated March 13, 2026 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”).
The sale, if any, of Shares under the Sales Agreement will be made by any method permitted that is deemed to be an “at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Global Market or any other trading market for the Company’s common stock. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use their commercially reasonable efforts to sell the Shares, based upon the Company’s instructions. The Company is not obligated to sell any Shares under the Sales Agreement. The Company or the Sales Agent may at any time suspend or terminate the offering of the Shares upon notice to the other party and subject to other conditions.
The compensation payable to the Sales Agent as sales agent shall be up to 3.0% of the gross sales price of the Shares sold through the sales agent pursuant to the Sales Agreement. In addition, the Company will reimburse the Sales Agent for certain expenses incurred in connection with the Sales Agreement, and the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. The Company also made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement.
The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.
The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.
A copy of the legal opinion of White & Case LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
1.1†	Open Market Sales Agreement, dated March 13, 2026, by and between Silvaco Group, Inc. and Jefferies LLC.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	SILVACO GROUP, INC.

	By:	/s/ Christopher Zegaralli
Christopher Zegaralli
Chief Financial Officer